Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This securities purchase agreement (this “Agreement”) is made as of August 22, 2025 by and among AirNet Technology Inc., a Cayman Islands exempted company (the “Company”), and the purchasers listed on Schedule A hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.	Definitions

(a)	As used in this Agreement, the following terms shall have the following respective meanings:

(i)	“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(ii)	“BTC” means the native currency of Bitcoin blockchain.

(iii)	“Company Options” shall mean options to purchase Ordinary Share under any of the Company Stock Option Plans.

(iv)	“Company Stock Option Plan” shall mean each share option plan, share award plan, share appreciation right plan, phantom share plan, share option, other equity or equity-based compensation plan, equity or other equity based award to any employee, whether payable in cash, shares or otherwise (to the extent not issued pursuant to any of the foregoing plans), or other plan or contract of any nature with any employee pursuant to which any share, option, warrant or other right to purchase or acquire shares of the Company or right to payment based on the value of Company shares has been granted or otherwise issued.

(v)	“Cryptocurrencies” means BTC and ETH.

(vi)	“ETH” means the native cryptocurrency of the Ethereum blockchain.

(vii)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(viii)	“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended.

(ix)	“GAAP” shall mean United States generally accepted accounting principles.

(x)	“Governmental Entity” shall mean any national, provincial, state, municipal, local government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(xi)	“Knowledge” or any other similar knowledge qualification shall mean, the actual or constructive knowledge of such Person after due inquiry, and with respect to any Person that is not a natural person, the actual or constructive knowledge of such Person’s directors and officers, after due inquiry.

(xii)	“Legal Requirements” shall mean any national, provincial, state, municipal, local or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(xiii)	“Lien” shall mean any pledge, claim, lien, charge, encumbrance, option and security interest of any kind or nature whatsoever.

(xiv)	“Material Adverse Effect” shall mean, when used in connection with an entity, any change, event, violation, inaccuracy, circumstance or effect that could have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(xv)	“Nasdaq” shall mean the Nasdaq Capital Market.

(xvi)	“Ordinary Share” shall mean an Ordinary Share of the Company of a par value of US$0.04 each.

(xvii)	“Permits” shall mean all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities.

(xviii)	“Permitted Liens” shall mean (i) statutory liens for taxes that are not yet due and payable, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law, (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) liens in the ordinary course of business, and (vi) liens in favor of customs and revenue authorities arising as a matter of an applicable Legal Requirement to secure payments of customs duties in connection with the importation of goods.

(xix)	“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(xx)	“Purchase Shares” means, collectively, the Ordinary Shares purchased by the Purchasers.

(xxi)	“Preferred Shares” means the preferred shares of the Company of a par value of US$0.04 each.

(xxii)	“Prospectus” means the prospectus contained in the Registration Statement at the time it was declared effective.

(xxiii)	“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to the Purchaser at the Closing.

(xxiv)	“Registration Statement” means the effective registration statement with SEC (File No. 333-279318), which registers the certain securities of the Company, among others, under the Securities Act.

(xxv)	“SEC” shall mean the U.S. Securities and Exchange Commission.

(xxvi)	“Securities” means, collectively, the Purchase Shares and the accompanying Stapled Warrants.

(xxvii)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(xxviii)	“Subscription Amount” shall mean, for each Purchaser, (a) the amount of Securities listed on Schedule A for such Purchaser, multiplied by (b) the Purchase Price.

(xxix)	“Subsidiaries” shall mean, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For the avoidance of doubt, the Subsidiaries of the Company shall include any variable interest entity over which the Company or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with the Company in accordance with generally accepted accounting principles applicable to the Company.

(xxx)	“Stapled Warrants” means, collectively, the purchase warrants delivered to the Purchasers at the Closing, which shall be exercisable immediately and shall expire upon the earlier of (i) five years after the Closing Date, or (ii) when exercised in full, in the form of Exhibit A attached hereto.

(xxxi)	“Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(xxxii)	“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Stapled Warrants.

Section 2.	Purchase and Sale

(a)	Purchase and Sale of the Securities. At the Closing, the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase the Securities in the amounts listed on Schedule A, for a purchase price of US$2.227 per Ordinary Share and accompanying Stapled Warrant (the “Purchase Price”).

The Securities shall be paid in either (1) cash, or (2) either of the Cryptocurrencies at the Purchasers’ sole discretion, in an amount indicated on Purchaser’s signature page of this Agreement. If a Purchaser elects to pay for the Securities in a Cryptocurrency, then the amount of such Cryptocurrency to be paid shall equal (a) the numbers of Securities, multiplied by (b) the Purchase Price and divided by (c) the spot exchange rate for that Cryptocurrency (i.e., any of BTC or ETH, as applicable) as published by Coinbase.com at 8:00 p.m. (New York City time) on August 20, 2025.

(b)	Closing. At the closing (the “Closing”), the Company shall issue and sell the Securities to the Purchasers as indicated on Schedule A. The Closing shall take place remotely through the exchange of signature pages and documents electronically or by facsimile. The Closing shall take place on the third business day following the date of this Agreement or a later date as mutually agreed upon by all parties.

(c)	Company Deliveries. At the Closing, the Company shall deliver to the Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a book-entry account statement representing the Purchase Shares being purchased by such Purchaser at the Closing, as set forth opposite such Purchaser’s name in Schedule A;

(iii)	a Stapled Warrant registered in the name of such Purchaser to be purchased by such Purchaser at the Closing, as set forth opposite such Purchaser’s name in Schedule A

(iv)	the Prospectus Supplement that shall have been filed with the SEC registering the transactions contemplated hereby;

(v)	if the Subscription Amount is to be paid in cash, the Company shall have provided each Purchaser with the wire instructions executed by the Chief Executive Officer or the Chief Financial Officer; and

(vi)	if the Subscription Amount is to be paid in Cryptocurrency, the Company shall have provided each Purchaser with an applicable wallet address as specified by the Chief Executive Officer or the Chief Financial Officer (the “Custodial Account”).

(d)	Purchaser Deliveries. At the Closing, each Purchaser shall deliver to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	the Purchaser’s Subscription Amount (1) if paid in cash, by wire transfer to the account specified in the wire instructions executed by the Chief Executive Officer or the Chief Financial Officer or (2) if paid in Cryptocurrency, then transferred to the Custodial Account.

Section 3.	Representations and Warranties of the Company.

Except as set forth in the Company SEC Reports (as defined below), the Company hereby represents and warrants to the Purchaser as follows:

(a)	Organization; Good Standing; Qualification; Subsidiaries. The Company is an entity duly organized or incorporated (as applicable), validly existing and in good standing (when such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted as described in the Company SEC Reports. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company owns, directly or indirectly, the capital stock or other equity interests of each Subsidiary as set forth in the Company SEC Reports.

(b)	Capitalization.

(i)	Authorized Share Capital. The authorized share capital of the Company is US$40,000,000 divided into (i) 900,000,000 Ordinary Shares of a nominal or par value of US$0.04 each and (ii) 100,000,000 Preferred Shares of a nominal or par value of US$0.04 each. As of the date hereof, 29,888,248 Ordinary Shares were issued and outstanding (excluding 1,307,229 treasury shares) and none of the Preferred Shares were issued and outstanding. All of the outstanding shares of the Company are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(ii)	Equity Incentive Plan. As of the date hereof, there are no Ordinary Shares issuable under the Company Stock Option Plan. All Ordinary Shares subject to issuance under the Company Stock Option Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable (including payment of the exercise price therefor), would be duly authorized and validly issued, fully paid and nonassessable. Except for outstanding Company Options, there are no outstanding or authorized restricted share units, share appreciations, phantom shares, profit participation or other forms of share-based awards with respect to the Company as of the date hereof.

(iii)	Other Securities. Other than nil authorized but unissued shares that are being held in reserve by the Company for its future issuance of shares underlying the warrants and/or options that were outstanding prior to the date hereof, there are no other securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

(c)	Authorization; Non-Contravention.

(i)	Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Securities has been taken prior to the date hereof, and each of this Agreement and the other Transaction Documents to which the Company is a party, when validly executed by the Purchaser, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained therein may be limited by applicable federal or state securities laws.

(ii)	Non-Contravention. The execution, delivery and performance by the Company of this Agreement and of the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Company’s second amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) subject to the consents set forth in Section 3(e), result in a violation of any Legal Requirement applicable to the Company or by which any property or asset of the Company is bound or affected.

(d)	SEC Filings; Financial Statements; Internal Controls.

(i)	SEC Filings. As of the date hereof, the Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material); all such documents, as amended, are referred to herein as the “Company SEC Reports.” All such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC have been made available to the Purchaser or are publicly available in the Interactive Data Electronic Applications database of the SEC. As of their respective dates (or if subsequently amended or supplemented, on the date of such amendment or supplement), the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(ii)	Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”): (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 20-F, 6-K or any successor or like form under the Exchange Act); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated. The balance sheet of the Company as of December 31, 2023 contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Except as disclosed in the Company Financials, since the date of the Company Balance Sheet and through the date hereof, neither the Company nor any of its Subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(e)	Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, except for as set forth in Section 5(a)(i)(3) and those that have been obtained on or prior to the date hereof.

(f)	Brokers or Finders. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(g)	Nasdaq. The Ordinary Shares are listed on Nasdaq. There are no proceedings to revoke or suspend such listing and the Company has not received any notice from Nasdaq, nor does the Company have Knowledge of any reason that the Company does not or will not meet the listing or maintenance requirements for continuing listing on Nasdaq.

(h)	Valid Issuance of Securities. The Purchase Shares have been duly authorized, and the Purchase Shares, when issued and paid for in accordance with the terms of this Agreement and upon payment of the Purchase Price therefor, will be validly issued, fully paid and nonassessable, and free and clear of all Liens (other than restrictions on transfer imposed by U.S. law (both state and federal) or other applicable securities laws and as set forth in the Transaction Documents). The Warrant Shares, when issued in accordance with the terms of this Agreement and the Stapled Warrants, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens other than restrictions on transfer imposed by U.S. law (both state and federal) or other applicable securities laws and as set forth in the Transaction Documents).

(i)	Offering. The Company has prepared and filed the Registration Statement in conformity in all material respects with the requirements of the Securities Act, which became effective on May 31, 2024, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the Knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act as of the date hereof and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering.

(j)	No Material Adverse Effect. Since the date of the Company Balance Sheet, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

(k)	Compliance; Permits.

(i)	Compliance. The Company is not in conflict with, or in default or in violation of any Legal Requirement applicable to the Company or by which the Company or any of its businesses or properties is bound or affected, except for conflicts, violations and defaults that did not have or would reasonably not be expected to have a Material Adverse Effect on the Company. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened in a writing delivered to the Company, against the Company which has or would reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have a Material Adverse Effect on the Company.

(ii)	Permits. The Company holds, to the extent legally required, all Permits that are required for the operation of the business of the Company, as currently conducted, the failure to hold which would reasonably be expected to have a Material Adverse Effect on the Company (collectively, “Company Permits”). As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of Company, threatened. The Company complies in all material respects with the terms of the Company Permits.

(l)	Litigation. As of the date hereof, there are no claims, suits, actions or proceedings or, to the Knowledge of the Company, pending or threatened in writing against the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company.

(m)	Ownership of Assets. Other than Permitted Liens, to the Knowledge of the Company, there are no Liens over or affecting the whole or any part of the material assets of the Company which has or would reasonably be expected to have a Material Adverse Effect on the Company.

(n)	Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(o)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

Section 4.	Representations, Warranties and Covenants of the Purchaser.

The Purchaser represents and warrants to the Company as follows:

(a)	Organization; Good Standing; Qualification. The Purchaser is an entity duly organized or incorporated (as applicable), validly existing and in good standing (when such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)	Authorization; Non-Contravention.

(i)	Authorization. All corporate action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party, and the performance of all obligations of the Purchaser hereunder and thereunder, has been taken prior to the date hereof, and each of this Agreement and the other Transaction Documents to which the Purchaser is a party, when validly executed by the Company, constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii)	Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and of the other Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby (including, without limitation, the payment of the Purchase Price) will not (i) result in a violation of the Purchaser’s charter documents (each as amended to date), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) subject to the consents set forth in Section 4(e), result in a violation of any Legal Requirement applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected.

(c)	Purchase Entirely for Own Account. The Securities to be purchased by the Purchaser will be acquired for investment for the Purchaser’s own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not a party to any contract, understanding, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Securities purchased by it.

(d)	Receipt of Information. The Purchaser has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the issuance and sale of the Securities, and the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire such information without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3(d) of this Agreement. The Purchaser acknowledges and understands that no Person other than the Company has been authorized to give any representations not contained in this Agreement in connection with the issuance and sale of the Securities and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

(e)	Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

(f)	Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, outside the United States or an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

(g)	Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser can bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h)	Not an Affiliate. The Purchaser is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto)) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Exchange Act).

(i)	No Short Sale. Neither the Purchaser nor its affiliates has any open short position in the Ordinary Shares, nor has the Purchaser entered into any hedging transaction that establishes a net short position with respect to the Ordinary Shares, and the Purchaser agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) or hedging transactions with respect to the Ordinary Shares. The Purchaser is aware that short sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and the Purchaser acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of the Purchaser.

(j)	Certain Transactions and Confidentiality. The Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Offered Securities covered by this Agreement. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(k)	Payment in Cryptocurrencies. If Purchaser is paying the Subscription Amount in Cryptocurrencies, (i) Purchaser has all rights, title and interest in and to the Cryptocurrency to be contributed by it to the Company pursuant to this Agreement, (ii) such Cryptocurrency is held in a digital wallet held or operated by or on behalf of the Purchaser at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Purchaser Digital Wallet”) and neither such Cryptocurrency nor such Purchaser Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Purchaser has taken commercially reasonable steps to protect its Purchaser Digital Wallet and such Cryptocurrency and (iv) Purchaser has the exclusive ability to control such Purchaser Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

Section 5. Conditions Precedent to Closing.

(a)	Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement and the Prospectus and the Prospectus Supplement is subject to the satisfaction of the following conditions precedent:

(i)	Representations and Warranties; Covenants.

(1)	Each of the representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing as though made at that time.

(2)	The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing.

(3)	The Company shall have prepared the form ready to be submitted to the China Securities Regulatory Commission within three business days from the Closing of the transaction contemplated under this Agreement regarding this offering under its Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, which became effective on March 31, 2023.

(ii)	Qualifications. All authorizations, approvals or Permits, if any, of any Governmental Entity that are required in connection with the lawful issuance, sale and purchase of the Securities, and the purchase and the procurement of foreign exchange for payment of the Purchase Price, pursuant to this Agreement shall have been duly obtained and effective as of the Closing, except as set forth in Section 5(a)(i)(3).

(b)	Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

(i)	Representations and Warranties; Covenants.

(1)	Each of the representations and warranties of the Purchaser in Section 4 shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing as though made at that time.

(2)	The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing.

(ii)	Qualifications. All authorizations, approvals or Permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 6. Miscellaneous Provisions.

(a)	Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in Section 6(a) shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy any Legal Requirements applicable to it, but to the extent not inconsistent with such Legal Requirements, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

(b)	Notices.

(i)	Any notices, reports or other correspondence (hereinafter collectively referred to as “Correspondence”) required or permitted to be given hereunder shall be sent by international courier, facsimile, email or delivered by hand to the party to whom such Correspondence is required or permitted to be given hereunder. Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre paid, and to have been effected three business days following the day the same is sent as aforesaid. Where a notice is delivered by facsimile, email, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

(ii)	All Correspondence to the Company shall be addressed as follows:

AirNet Technology Inc.
Suite 301
No. 26 Dongzhimenwai Street
Chaoyang District Beijing 100027
The People’s Republic of China
Attention: Penny Pei
Email: penny@ihangmei

With copy to:

Cooley LLP
China World Tower A, Suite 5201
No. 1 Jianguomenwai Avenue
Beijing, 100004
The People’s Republic of China
Attention: Yilin Xu
Email: yilin.xu@cooley.com

(iii)	All Correspondence to the Purchaser shall be sent to such Purchaser at the address set forth under such Purchaser’s name on Schedule A.

(iv)	Any entity may change the address to which Correspondence to it is to be addressed by notification as provided for herein.

(c)	Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

(d)	Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(e)	Governing Law; Arbitration; Injunctive Relief.

(i)	This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York.

(ii)	Other than as set forth in Section 6(e)(iii), each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, may be settled by arbitration to be held in the Borough of Manhattan in The City of New York in accordance with the rules then in effect of the American Arbitration Association, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the non-exclusive jurisdiction of the State of New York in any such arbitration or to the jurisdiction of state of federal courts in the state of New York in any of the legal actions or claims. If submitted to arbitration in any jurisdiction, the decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

(iii)	Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any court of law of competent jurisdiction, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party’s reasonable costs, including attorney’s fees, incurred in connection with defending such action. Such remedies shall not be the parties’ exclusive remedies but shall be in addition to all other remedies provided in this Agreement.

(f)	Amendment. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and Purchaser.

(g)	Expenses. Each party will bear its own costs and expenses in connection with the drafting and negotiation of this Agreement and the other Transaction Documents.

(h)	Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (except by merger, share sale, consolidation, reorganization or similar transaction) and no Purchaser may assign any or all of its rights under this Agreement without the prior written consents of the Company. Any purported assignment in violation of this Section shall be void.

(i)	Survival. The respective representations and warranties given by the parties hereto shall terminate upon the earlier of (i) the first anniversary of the Closing, and (ii) the date on which this Agreement is terminated in accordance with Section 6(m) of this Agreement. Notwithstanding any applicable statute of limitations, any claim with respect to the failure of a representation or warranty to be true and correct (other than as a result of fraud or willful misconduct) that is not asserted within such timeframes may not be pursued and is hereby irrevocably waived after such time.

(j)	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and in accordance with the provisions of Section 6(f) hereof.

(k)	Counterparts; Reproductions. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile, portable document file (PDF) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by facsimile, email or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

(l)	Termination.

(i)	This Agreement may be terminated, and the transactions contemplated hereby abandoned at any time, by mutual consent of the Company and Purchaser. This Agreement may also be terminated (x) by the Purchaser, by written notice to the Company, or (y) by the Company, by written notice to the Purchaser, in each case if the Closing has not been consummated on or before the 10th day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties), and provided, further, that the right of any party to terminate this Agreement shall not be available to any party who’s action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

(ii)	If terminated, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors or Affiliates; provided, however, that (1) each party shall remain liable for any breach of this Agreement prior to its termination, and (2) the provisions of Section 6 shall remain in full force and effect and survive any termination.

(m)	WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AIRNET TECHNOLOGY INC.

By:	/s/ Dan Shao
Name:	Dan Shao
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER

[NAME OF ENTITY]

By:
Name:
Title:

[Signature Page to Share Purchase Agreement]

SCHEDULE A

Schedule of Purchasers

EXHIBIT A

Form of Stapled Warrants

[attached]